Exhibit 10.1




                             EMPLOYEE BENEFITS AGREEMENT

                    This EMPLOYEE BENEFITS AGREEMENT, dated as of December 22, 1997, entered into by FREEPORT-McMoRan RESOURCE PARTNERS,
          LIMITED PARTNERSHIP, a Delaware limited partnership (together with its successors and permitted assigns, "FRP"), FREEPORT-

          McMoRan  INC.,  a   Delaware  corporation   (together  with   its
          successors and  permitted  assigns, "FTX")  and  FREEPORT-McMoRan
          SULPHUR INC., a Delaware corporation (together with its successors and permitted assigns, "Company"),


                                     WITNESSETH:

               WHEREAS, the parties hereto have entered into a CONTRIBUTION AND DISTRIBUTION AGREEMENT, which includes covenants regarding assets and liabilities of FRP that are to be transferred to Company; and

               WHEREAS, the parties desire to provide for the transfer of assets and liabilities pertaining to certain employee-benefit plans maintained by FTX for the benefit of FTX employees who have in the past provided services for FRP, and to provide regarding the compensation and benefits of those of such employees who will be employees of Company;

               NOW, THEREFORE, the parties hereto agree as follows:


               1.   Definitions.   For  purposes  of  this  Agreement,  the
          following terms shall have the meaning set forth below.

                    (a) "Adjusted Company Award" shall mean a non-qualified stock option to purchase Company Shares with in tandem "limited rights" that results from the adjustment and conversion of an FTX Award pursuant to Paragraph 5.

                    (b) "Adjusted FTX Award" shall mean an FTX Award that is adjusted in accordance with the provisions of Paragraph 5.

                    (c) "Adjusted Stock Award Plan" shall mean the Company Adjusted Stock Award Plan, adopted pursuant to Paragraph 5.

                    (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                    (e) "Company Pension Plan" shall mean a defined-benefit pension plan sponsored by Company for the benefit of Transferred Employees.

                    (f)  "Company   Shares" shall  mean Common  Stock,  par
          value $.01 per share, of the Company.

                    (g) "Distribution Date" shall mean the effective date of the Distributions.

                    (h) "Effective Time" shall mean the date of the merger of Freeport-McMoRan Inc. into IMC Global Inc.

                    (i) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                    (j) "Former Sulphur Employee" shall mean an employee who (i) either (A) retired from FTX or an Affiliate under circumstances making him eligible under one or more plans or arrangements of FTX or the Affiliate to receive medical, dental or life insurance benefits during retirement, or (B) terminated employment from FTX or an Affiliate under circumstances making him eligible for benefits under the FTX Pension Plan, and (ii) during all of his or her last three years of employment, provided services primarily for the Transferred Businesses.

                    (k) "FTX AIP" shall mean the Freeport-McMoRan Inc. Annual Incentive Plan.

                    (l) "FTX Award" shall mean a stock option, stock appreciation right, limited right, stock incentive unit or other award relating to FTX Shares that has been granted under an FTX Stock Plan and is outstanding on the Distribution Date and held by any person other than an employee of IMC-Agrico Company.

                    (m) "FTX Benefit Arrangements" shall mean each employment, severance, termination, consulting, retirement or similar contract, arrangement or policy, and each plan or arrangement (whether or not written) providing for severance benefits, insurance coverage (including any self-insured arrangements), disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an FTX Employee Plan, (ii) is entered into, maintained, or contributed to, as the case may be, by FTX or any of its affiliates and (iii) covers any Transferred Employee.

                    (n) "FTX EBP" shall mean the Freeport-McMoRan Inc. Excess Benefits Plan.

                    (o) "FTX Employee Plans" shall mean each "employee benefit plan," as defined in Section 3(3) of ERISA, that
               (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by FTX and
               (iii) covers any Transferred Employee.

                    (p) "FTX ECAP" shall mean the Freeport-McMoRan Inc. Employee Capital Accumulation Program.

                    (q) "FTX Grandfathered Plan" shall mean the Freeport-McMoRan Inc. Grandfathered Retirement Benefit Plan.

                    (r) "FTX LTPIP" shall mean either or both of the Freeport-McMoRan Inc. 1987 Long-Term Performance Incentive Plan and the Freeport-McMoRan Inc. 1992 Long-Term-Performance Incentive Plan.

                    (s) "FTX Pension Plan" shall mean the FMI Employee Retirement Plan.

                    (t) "FTX PIAP" shall mean the Freeport-McMoRan Inc. Performance Incentive Awards Program.

                    (u) "FTX PAP" shall mean the Freeport-McMoRan Inc. President's Award Program.

                    (v) "FTX SECAP" shall mean the Freeport-McMoRan Inc. Supplemental Executive Capital Accumulation Plan.

                    (w) "FTX Shares" shall mean shares of FTX common stock, par value $.01 per share.

                    (x) "Retired Employees" shall mean all former and retired employees of FTX and its subsidiaries, and long-term disabled employees of FTX and its subsidiaries who did not work primarily for the Transferred Businesses, as of the Effective Time, including those persons who retire from FTX at any time up to the date of the Merger.

                    (y) "Rule 16b-3" shall mean Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, and any successor provision.

                    (z) "Section 162(m)" shall mean Section 162(m) of the Code and any memoranda or decisions issued by the Internal Revenue Service or the Department of the Treasury with respect thereto.

                    (aa) "Securities Act" shall mean the Securities Act  of
               1933, as amended.

                    (bb) "Transferred Employees" shall mean those employees
               of FTX or its subsidiaries who by mutual agreement between FTX and Company become employees of Company on or about the Effective Time, or who are actively employed in the Transferred Businesses (as defined in the Contribution and Distribution Agreement) on the Effective Time. Employees of FM Services Inc. and its subsidiaries are not Transferred Employees.

               Capitalized terms used in this document that are not defined herein shall have the meanings set forth in the Contribution and Distribution Agreement having the same date and entered into by the same parties.



               2.   Employment by the Company.


                    (a)  Each Transferred Employee will become an  employee
          of Company on or before the Effective Time. Except as otherwise provided in this Agreement, Company will not assume the liabilities of FTX in respect of the Transferred Employees for accrued but unpaid salaries, wages, or other compensation or benefits with respect to service prior to the Effective Time, which liabilities shall remain with FTX.

                    (b) No provision of this Agreement shall preclude or impair the ability of Company to terminate the employment of any Transferred Employee or to change the terms, conditions or location of employment following the Effective Time.

               3.   Pension Plans.


                    (a) As of the Effective Time, FTX shall cause to be transferred to a newly-created separate defined-benefit pension plan (the "Spin-Off Plan") the assets and liabilities of the FTX
          Pension Plan that are attributable to the Transferred  Employees.
           The Spin-Off Plan  shall have substantially  the same terms  and conditions as the  FTX Pension  Plan, subject  to any  limitation required by Company regarding accrual of benefits after the Effective Time. In connection with the transfer, FTX shall make all filings and submissions to governmental agencies as are required by law, and shall make all amendments to the FTX Pension Plan and related trust agreement as are necessary. The accrued benefits attributable to the Transferred Employees shall be 100% vested. The transfer shall be made as of the "Transfer Date", which shall be the Effective Time, or at such other time as is mutually agreed upon by FTX and Company.

                    (b)  The amount of the assets required under  Paragraph
          (a) to be transferred (the "Transfer Amount") shall be equal to the Account Balances of the Transferred Employees under the FTX Plan as of the Effective Time, including Annual Additions with respect to Earnings throught the Effective Time and Annual Interest Credits through the Effective Time. The Transfer Amount shall in no event be less than the minimum amount necessary to satisfy all requirements of the Code and regulations. The Transfer Amount shall be transferred within 30 days after the Effective Time. The terms Account Balance, Earnings, Annual Additions, and Annual Interest Credits as used in this paragraph have the same meaning as in the FTX Pension Plan.

                    (c) As of the Effective Time (or such other date as agreed to by the Company and FTX) Company shall become the sponsor of the Spin-Off Plan referred to in Paragraph (a) (hereafter "Company Pension Plan") and its related trust, which will hold the Transfer Amount. Company shall take all necessary steps, including the prompt filing of an application to the Internal Revenue Service for a favorable determination letter, to assure that the Company Pension Plan is qualified under Internal Revenue Code Section 401(a). As of the date of the transfer of the Transfer Amount, the Company Pension Plan shall assume the liabilities of the FTX Pension Plan that are attributable to the Transferred Employees, and the FTX Pension Plan (and FTX as sponsor of the FTX Pension Plan) shall have no further liability with respect to the Transferred Employees. Company shall be under no obligation to accrue benefits under the Company Pension Plan after the Effective Time at the same rate as under the FTX Pension Plan, and may terminate the Company Pension Plan. Company shall have no obligations or liabilities arising under or attributable to the FTX Pension Plan, other than as described above.

                    (d) As of the Effective Time, Company shall assume the liabilities in respect of Transferred Employees under the FTX EBP and the FTX Grandfathered Plan, and FTX shall have no further obligation under such plans with respect to such employees. As consideration for the assumption of such liabilities by Company, FTX shall pay to Company an amount, estimated at $700,000, that the plans' actuary shall determine is equal to the value as of the Effective Time of the benefits accrued under the plans by the Transferred Employees. The value of a Transferred Employee's accrued benefit under the FTX EBP shall be equal to the difference between the Participant's actual Account Balance under the FTX Pension Plan and the Account Balance the Participant would have had under the assumptions set forth in the FTX EBP. The value of a Transferred Employee's accrued benefit under the FTX Grandfathered Plan shall be determined under the assumptions of that plan as if the Transferred Employee had retired as of the Effective Time and elected to receive an immediate lump-sum benefit. The payment with respect to the FTX Grandfathered Plan shall be made only with respect to the Transferred Employees (if any) who have reached the age of 55 by the Effective Time. Company shall have no obligation to allow Transferred Employees to continue to accrue benefits under such plans after the Effective Time.

               4.    Individual Account Plans


                    (a) As of the Effective Time, Company shall adopt the FTX ECAP and its related trust, and the documents governing said plan and trust shall be amended by FTX and the Company to provide that, commencing at the Effective Time, FTX will no longer have any powers or duties with respect to said plan and trust, and the Company will have all powers and duties with respect to the plan and trust that pertain to a plan sponsor. Within 15 days following the Effective Time, FTX shall pay to the trustee of said trust any amounts payable to the trust that it has received or withheld from participants, and any matching contributions due under said plan.

                    (b)  The  FTX  ECAP  will  be  amended  prior  to   the
          Effective Time to permit it to hold Company shares.

                    (c) As of the Effective Time, the FTX SECAP document shall be amended by FTX and the Company to provide that the Company assumes all liabilities in respect of Transferred
          Employees under  the  FTX SECAP,  and  that FTX  has  no  further obligation under the FTX SECAP with respect to the account balances of Transferred Employees. As consideration for the assumption of such liabilities by Company, FTX shall pay to
          Company an amount equal to the account balances of the Transferred Employees valued as of the date of the transfer. As the vehicle for satisfying the liabilities assumed under this Paragraph (c), Company shall establish a Company SECAP. All account balances of Transferred Employees in the Company SECAP shall be 100% vested. Company shall have the right to amend or terminate the Company SECAP at any time, provided that no amendment shall reduce participant account balances.

                    (d) The FTX SECAP will be amended prior to the Effective Time to require immediate payout with respect to all participants other than the Transferred Employees.

               5. Stock Plan Adjustments; Establishment of New Adjusted Stock Award Plan.

                    (a) Effective as of the Distribution Date, the Company shall adopt the Adjusted Stock Award Plan and shall take all action necessary in regard to such Plan, the benefits provided thereunder, and the transactions contemplated thereby to ensure compliance with Rule 16b-3, Section 162(m) and the Securities Act, as applicable and as deemed desirable by the Company. The Adjusted Stock Award Plan shall be established for the exclusive purpose of granting the Adjusted Company Awards as described in this Paragraph 5.

                    (b) Each outstanding FTX Award on the Distribution Date shall be converted, in accordance with the procedures described in this Paragraph 5, into an Adjusted FTX Award and an Adjusted Company Award. The number of Company Shares subject to an Adjusted Company Award shall be that number of Company Shares that a record holder of the number of FTX Shares underlying the related FTX Award would have received in the FTX Distribution. Notwithstanding the foregoing, if the FTX Award from which the Adjusted Company Award is derived contains a right to receive a cash payment upon exercise of such FTX Award related to and intended to defray the income tax liability associated therewith, the number of Company Shares to be subject to the Adjusted Company Award, determined according to the provisions of this Paragraph 5(b) (without disregarding fractional Company Shares), shall be multiplied by 1.6556 and any fractional Company Share resulting from such adjustment shall be disregarded. Such adjustment shall not affect the calculation of the per Company Share exercise price of the Adjusted Company Award as set forth in Paragraph 5(e) below.

                    (c) Each Adjusted Company Award and each Adjusted FTX Award will have the same remaining duration as the FTX Award from which it was derived.

                    (d) The exercise price of an Adjusted FTX Award shall be determined by multiplying the exercise price of the FTX Award from which such Adjusted FTX Award was derived by a fraction, the numerator of which is the FTX Net Distribution Value, as defined below, and the denominator of which is the FTX Distribution Value, as defined below.

                    (e) The exercise price of an Adjusted Company Award shall be determined by multiplying the exercise price of the FTX Award from which such Adjusted Company Award was derived by a fraction, the numerator of which is the Company Distribution Value, as defined below, and the denominator of which is the FTX Distribution Value.

                    (f) For purposes of the foregoing, the "Company Distribution Value" shall be the weighted average per share price of the Company Shares on the New York Stock Exchange on the first day that Company Shares are traded on the New York Stock Exchange after the effective date of the merger of Freeport-McMoRan Inc. into IMC Global Inc.; the "FTX Distribution Value" shall be the weighted average per share price of the FTX Shares on the New York Stock Exchange on the last day that FTX Shares are traded on the New York Stock Exchange before the effective date of the merger of Freeport-McMoRan Inc. into IMC Global Inc. and the "FTX Net Distribution Value" shall be (i) the FTX Distribution Value minus (ii) the product of the Distribution Ratio, as hereinafter defined, and the Company Distribution Value. The "Distribution Ratio" shall mean the number of Company Shares distributed in the FTX Distribution per FTX Share, rounded to the nearest one-millionth (.000001) of a Company Share.

               6.   Deferred  Compensation   Liabilities.  As   of   the
          Distribution, FTX shall calculate the liability of FTX and its subsidiaries in respect of the Transferred Employees' deferred compensation, including without limitation deferred awards under the FTX PIAP, FTX AIP, FTX LTPIP, and predecessor plans, if  any.
           In consideration  of  a cash  payment  made promptly  after  the
          Distribution Date by  FTX to the  Company in an  amount equal  to such accrued liability, the Company will assume such liability in respect of Transferred Employees.

               7.   Welfare Plans.


                    (a) As of the Effective Time, Transferred Employees shall cease participation in all FTX Employee Plans and FTX Benefit Arrangements. Except as otherwise set forth in this Agreement or in the Merger Agreement, FTX shall retain all obligations and liabilities under the FTX Employee Plans and FTX Benefit Arrangements.

                    (b)  FTX and  its FTX  Employee Plans  and FTX  Benefit
          Arrangements shall retain responsibility for the administration, liability, cost of coverage and all amounts payable by reason of claims incurred by Transferred Employees (and their dependents and beneficiaries) on or before the Effective Time, by reason of claims incurred by Retired Employees, and by reason of claims incurred by FTX employees who as of the Effective Time were on a leave of absence or were receiving long term disability benefits, sick leave benefits, or similar benefits. However, the Company shall assume responsibility for the administration, liability, cost of coverage, and all amounts payable by reason of employee benefit plan claims incurred by FTX employees (and their dependents) who at the time the employees ceased active work for FTX performed services primarily for the Transferred Businesses and who as of the Effective Time were on a leave of absence or were receiving long term disability benefits, sick leave benefits, or similar benefits. For such purpose, unless otherwise agreed by FTX and the Company, a claim is deemed incurred on the date of the occurrence of (i) death, dismemberment, accident, or other loss in the case of claims under life insurance and accidental death and dismemberment benefits, (ii) in the case of a hospital stay, based on the date any such hospitalization is initiated, or (iii) the date on which the treatment or other service was rendered or the medicine, equipment, supply or other material was furnished, as the case may be, which resulted in the charge or expense giving rise to the claim in the case of all other claims. This paragraph 7(b) shall not apply to claims under applicable workman's compensation laws, the Jones Act, 46 U.S.C. S 688, the Longshore and Harbor Workers' Compensation Act, 33 U.S.C. S 901, et. seq., or under similar laws, or arising in connection with any occupational injury or disease.

                    (c) As of the Effective Time, Company shall be responsible for post-retirement benefit liabilities in respect of Transferred Employees and FTX shall have no further obligation for such liabilities with respect to such employees. FTX shall pay to Company an amount that equals the liability that has been accrued for such employees in accordance with the Financial Accounting Standard Board No. 106 as provided in the Freeport-McMoRan Inc. Retiree Benefit Plan's January 1, 1997 valuation report.

                    (d)  The Company shall reimburse FTX for any payment (a
          "Reimbursable Payment") that FTX properly makes to or on behalf of a Former Sulphur Employee with respect to claims made after the Effective Time (or to an insurance company to provide coverage for a Former Sulphur Employee after the Effective Time) under the terms of any retiree medical, dental or life insurance plan or arrangement of FTX. No later than 30 days following the end of each calendar quarter, FTX shall provide the Company with a report providing in reasonable detail its calculation of the total amount of Reimbursable Payments made by FTX during the quarter, less any refunds or other offsetting payments or credits received by FTX. The amount that Company shall reimburse FTX shall be equal to the net amount of Reimbursable Payments by FTX, less the Credit Amount. The Credit Amount for each calendar quarter shall be equal to 25% of 9.5% of a fraction of the "Surplus", as defined below, which fraction shall be derived by dividing the liabilities under the FTX Pension Plan as of the Effective Time attributable to the Former Sulphur Employees by the total liabilities of the FTX Pension Plan as of the Effective Time. The Surplus shall be the fair market value of the assets of the FTX Pension Plan, less the total liabilities of the FTX
          Pension Plan, as of the Effective Time. The assets and liabilities used in this Paragraph 7(d) to calculate the Surplus and the appropriate fraction of the Surplus shall be determined as of the Effective Time, but only with regard to the portion of the FTX Pension Plan that remains after the transfer described in
          Section 3(b) of this Agreement. Furthermore, for purposes of this Section 7(d), the assets and liabilities of the FTX Pension Plan (after the transfer described in Section 3(b) shall be determined on a FAS 87/88 basis. If the Credit Amount for the current calendar quarter (plus any carried-forward excess from the preceding calendar quarter) exceeds the Reimbursable Payments in a quarter no payment shall be made between the parties. Any excess Credit Amount for the current calendar quarter shall be carried forward to the next calendar quarter. Company shall have the right to request an annual audit of the Reimbursable Payments by an independent certified public accountant. This paragraph is not intended to limit any rights that FTX may have to reduce its obligations under any such plans or arrangements. However, FTX shall have no right to increase its cost of benefits for any Former Sulphur Employee without obtaining 30-days advance approval from Company. Nor shall FTX have the right to reduce the cost of coverage for any Retired Employees who are not Former Sulphur Employees without likewise reducing the cost of coverage for the Former Sulphur Employees.

                    (e) With respect to employees and their dependents (other than Transferred Employees) who experience a qualifying event as defined in 29 U.S.C. S 603 as a result of the transactions contemplated in the Contribution and Distribution Agreement and the Merger Agreement and who elect COBRA continuation group health coverage under 29 U.S.C. SS 601, et. seq. ("COBRA Coverage"), the Company shall reimburse FTX for any Reimbursable Payment that FTX properly makes to or on behalf of such employees or dependents with respect to claims made after the Effective Time under the plan providing such COBRA coverage (or to an insurance company to provide COBRA Coverage for such employees or dependents after the Effective Time) in accordance with the procedures set forth in 7(d) above.

                    (f) The employee benefit plans established by the Company for the benefit of Transferred Employees shall give effect, in determining or applying any copayments, benefit limits, deductibles and maximum out-of-pocket limitations to claims incurred, amounts paid by, and amounts reimbursed to, such employees under the corresponding FTX Employee Plans or FTX Benefit Arrangements maintained by FTX for their benefit immediately prior to the Effective Time. Further, the employee benefit plans established by the Company for the Transferred Employees shall give credit for service at FTX and its subsidiaries for purposes of any eligibility waiting periods and pre-existing condition limitations. The employee benefit plans established by the Company that provide a maximum annual benefit, such as a vacation plan or wage and salary continuation, will take into account benefits used by the Transferred Employees under the corresponding FTX Employee Plans or FTX Benefit Arrangements maintained by FTX for their benefit immediately prior to the Effective Time.

                    (g) The Company will give Transferred Employees full credit for purposes of eligibility, vesting, benefit accrual and benefit entitlement (as such purposes may be applicable) under the employee benefit plans of the Company for such employees' respective service recognized or applied for such purposes under the corresponding FTX Employee Plan or FTX Benefit Arrangement, to the extent applicable.

                    (h) FTX and the Company shall provide each other with copies of such records as are reasonably required to enable the parties to perform their obligations hereunder.

               8. Cash Bonuses. As of the Effective Time, FTX shall in good faith determine the total amount of cash incentive payments that it would have made to the Transferred Employees under the FTX PIAP and the FTX PAP for 1997 (without proration for a partial year), which determination shall be subject to the limitations and other terms and conditions of Schedule 5.8(c) to the Merger Agreement. In consideration of a cash payment made promptly after the Effective Time by FTX to the Company in an amount equal thereto, the Company will assume the payment of such amounts to the Transferred Employees, which will be made as soon as feasible after 1997 in accordance with any procedures it may establish with respect to the payment of any cash incentive payments to Company employees.

               9.    Expenses.  Each of the  Company and FTX shall pay  its
          own  expenses  in   connection  with  the   performance  of   its
          obligations under this Agreement.

               10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Louisiana.

               11. Amendment and Waiver. This Agreement may not be altered or amended, nor may rights hereunder be waived, except by an instrument in writing executed by each party, or in the case of a waiver by an instrument in writing executed by the party against whom such waiver is to be effective. No waiver of any term, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.

               12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument but all of which together shall constitute but one and the same Agreement.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                              FREEPORT-McMoRan INC.


                              By: /s/ Michael J. Arnold

                                  Name: Michael J. Arnold
                                  Title: Senior Vice President


                              FREEPORT-McMoRan RESOURCE PARTNERS,
                              LIMITED PARTNERSHIP

                              By:  FREEPORT-McMoRan INC.,
                                   Administrative Managing General Partner


                              By: /s/ Michael J. Arnold

                                  Name: Michael J. Arnold
                                  Title: Senior Vice President

                              FREEPORT-McMoRan SULPHUR INC.


                              By: /s/ Robert M. Wohleber

                                  Name: Robert M. Wohleber
                                  Title:  President  and  Chief Executive
                                          Officer